ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (the “Agreement”) is made and entered into as of the 30th day of April, 2008, by and among SUPERIOR MEDIA, LLC, a Delaware limited liability company (“Buyer”); and FLANDERS/PRECISIONAIRE CORP., a North Carolina corporation, FLANDERS CORPORATION, a North Carolina corporation and PRECISIONAIRE, INC., a Florida corporation authorized to transact business in the State of North Carolina (collectively the “Seller”).

WITNESSETH:

          WHEREAS, Buyer is a wholly owned subsidiary of Superior Fibers, LLC, a Delaware limited liability company (“Parent”);

          WHEREAS, Seller owns and operates a media supply business in Clarkton, North Carolina (the “Business”) with offices and a manufacturing facility located at 10575 Latham Road, Highway 701, Clarkton, North Carolina 28433 (the “Premises”); and

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Transferred Assets (as such term is hereinafter defined) used in the Business upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

          ARTICLE 1: PURCHASE AND SALE OF TRANSFERRED ASSETS

          1.1 Purchase and Sale of Transferred Assets. Effective as of the Closing Date (hereinafter defined) and pursuant to the terms and conditions set forth in this Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, accept and take from Seller, all rights and assets of Seller, specifically described as follows (collectively, the “Transferred Assets”):

                    i. All fixed personal property of every type or description used or useful in connection with the Business and owned, used or leased on the Closing Date, including without limitation, all furniture, trade fixtures, equipment, machinery, tools, dies, patterns, molds, vehicles, facilities, improvements, computer hardware and all spare parts and accessories related thereto,

Asset Purchase Agreement

(the “Equipment”); and

                    ii. All raw materials, supplies and work-in-process, used in connection with or for the Business (the “Supplies”);

                    iii. All contract rights, general intangibles, authorizations, grants, permits and other licenses, including, without limitation, all licenses, certificates and economic incentives from the federal, state and local authorities issued in connection with, used by, or associated with the Business (“Licenses”);

                    iv. All leasehold improvements made by Seller and/or used in the Business (the “Leasehold Improvements”) on the Premises;

                    v. Any intellectual property used in connection with or associated with the Business (the “Intellectual Property”); and

                    vi. All assets described on the attached Schedule 1.1.

          The Transferred Assets shall not include any liabilities of the Seller and the Transferred Assets shall be transferred by Seller to Buyer free and clear of all mortgages, claims, pledges, liens, restrictions, encumbrances, charges, liabilities or obligations of any kind or nature whatsoever.

          1.2 No Assumption of Liabilities by Buyer. This Agreement is intended as and shall be deemed to be an agreement for the sale and purchase of assets and none of the provisions hereof shall be deemed to create any obligation or liability of Buyer to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, successor liability theory or otherwise. Except for the capital leases listed on Schedule 1.2 attached hereto which Buyer expressly agrees to assume, Buyer shall not assume or discharge or be liable for any debts, liabilities or obligations of Seller, whether known or unknown and whether absolute, accrued, contingent or otherwise, existing on the Closing Date or arising out of any transaction entered into, or any state of facts existing, on the Closing Date, including, but not limited to, (i) any foreign, federal, state, county or local income or other tax arising from the operation of Seller and/or the Business or the ownership of the Transferred Assets prior to the Closing Date; (ii) any liability of Seller and/or the Business to any of its affiliates; (iii) any cost, broker’s or finder’s fee or expense incurred by Seller and/or the Business incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein; (iv) any liability, obligation or commitment of Seller and/or the Business to its creditors or to any party holding a lien on any of

Asset Purchase Agreement

Seller’s assets; (v) any employee obligation including, without limitation, any obligation for wages, commissions, vacation and holiday pay, sick pay, bonuses, severance pay, health insurance benefits, retiree medical benefits, withdrawal liability under the Multiemployer Pension Plan Amendments Act of 1980, or any obligation under any collective bargaining agreement, employment agreement or employment at-will relationship; (vi) any liability for any sales or transfer taxes incident to the transactions contemplated hereby; (vii) any liability, obligation or commitment incurred by Seller after the Closing Date; (viii) any liability, obligation or commitment relating to workplace injuries occurring prior to Closing (including relapses and aggravations which may occur after Closing relating to injuries suffered prior to Closing); (ix) any liability, obligation or commitment relating to any warranties or promises regarding any products licensed, distributed or sold by Seller and/or the Business prior to the Closing or any liability relating to injuries to persons or property resulting from the use or defects thereof; (x) any liability the existence of which would constitute a breach of any of the representations, warranties and covenants of Seller hereunder; or (xi) any other liability, obligation or commitment not expressly assumed by Buyer hereunder. Seller, on or before the Closing, will discharge or make adequate provision for the discharge of all of its debts, liabilities, contracts, commitments and obligations relating to its Business, including, but not limited to, all compensation to employees.

ARTICLE 2: CLOSING MATTERS

          2.1 The Closing. Subject to the terms and conditions of this Agreement, the transfer of the Transferred Assets by Seller to Buyer (the “Closing”) shall take place at the offices of Buyer’s counsel or at such other place as is mutually agreed, on or before April 30, 2008 (the “Closing Date”), upon the satisfaction of all conditions of Closing, subject to the provisions of Section 7.8 hereof.

          2.2 Purchase Price Computation, Payment and Post-Closing Adjustments.

                    i. Computation. The purchase price (the “Purchase Price”) shall be (A) the net book value of the Equipment, Supplies and Leasehold Improvements on the books and records of the Seller as determined in accordance with GAAP (the “Net Book Value”) plus (B) Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Installment Portion”) plus or minus (C) other proratable items, including, without limitation, prepaid items which are purchased by Buyer and described on Schedule 2.2 and other customary proratable items (“Prorations”).

Asset Purchase Agreement

                    ii. Bulk Sales Laws Buyer hereby waives compliance with the provisions of any bulk transfer laws requiring notices to creditors under Article 6 of the Uniform Commercial Code or any similar laws applicable to the transactions contemplated by this Agreement.

                    iii. Payment. At the Closing, Buyer shall pay to Seller (A) the portion of the Purchase Price constituting the Net Book Value by delivery of (1) a promissory note delivered to Seller with a principal amount of Nine Million Dollars ($9,000,000.00) in the form set forth on Exhibit 2.2(iii)(A)(l) (the “Note”) and (2) a Security Agreement delivered by Buyer to Seller pledging a lien on the Equipment and Leasehold Improvements in the form set forth on Exhibit 2.2(iii)(A)(2) (the “Security Agreement”) and (B) the portion of the Purchase Price attributable to the Installment Portion by delivery of a promissory note delivered to Seller containing the Installment Portion as the principal amount in the form set forth on Exhibit 2.2(iii)(B) (the “Installment Note”). The payments for the amounts set forth in Section 2.2(i) shall be payable to Seller at the Closing by certified or cashier’s check or by wire transfer of immediately available funds based upon the Adjusted Closing Statement as contemplated in Section 2.2(iv)(B) below, subject to ultimate adjustment as contemplated by said Section 2.2(iv)(B).

                    iv. Calculation of Net Book Value. At Closing, Buyer will issue to Seller the Note secured by the Security Agreement. The principal amount of the Note will be based on an estimate of the Net Book Value of the Equipment, Supplies and Leasehold Improvements as of the Closing and Buyer and Seller hereby agree that Nine Million Dollars ($9,000,000.00) shall be a fair and reasonable estimate of such amount.

                    A. Method of Calculation of Net Book Value. Net Book Value shall be calculated and determined based on GAAP reduced by the net book value of any item of Equipment or Leasehold Improvement which is either damaged, destroyed, or missing as of the Closing.

                    B. Final Determination of Net Book Value. Within ninety (90) days following the Closing, Buyer shall calculate the actual value of the Equipment, Leasehold Improvements and Supplies and shall provide Seller with a written copy of such calculation. Such calculation shall be definitive and binding upon the parties unless Seller shall give Buyer written notice of any objection (an “Objection Notice”). If Buyer delivers an Objection Notice, the parties shall meet within thirty (30) days following the

Asset Purchase Agreement

delivery of the Objection Notice to discuss such objection. If the two parties do not reach a resolution following such meeting, the parties shall submit the dispute to mediation as set forth in Section 11.7 of this Agreement.

                    To the extent the actual value of the Transferred Assets as of the Closing Date is less than the principal amount of the Note issued on the Closing Date (the amount of any such difference referred to as the “Note Reduction Amount”), the principal balance of the Note, shall be reduced, dollar for dollar, by the Note Reduction Amount. To the extent the actual value of the Transferred Assets as of the Closing Date is greater than the principal amount of the Note issued on the Closing Date (the amount of any such difference referred to as the “Note Increase Amount”) the principal balance of the Note, shall be increased, dollar for dollar, by such amount.

2.3 Closing Date Deliveries.

                         i. Seller’s Deliveries. On the Closing Date, Seller shall deliver to Buyer the following: (i) a warranty bill of sale in the form set forth on Exhibit 2.3, (ii) an assignment of the Licenses, together with any necessary consents and estoppel letters, in order to transfer the Licenses to Buyer, (iii) a good standing certificate of Seller from the appropriate Secretary of State (and each state where Seller are qualified as a foreign corporation) and a copy of Seller’s Articles of Incorporation certified by the appropriate Secretary of State, all dated not more than three (3) weeks prior to the Closing Date, (iv) all of the documents, instruments and opinions required to be delivered by Seller pursuant to Articles 5, 6 and 7, (v) a purchase price allocation schedule in the form attached hereto as Schedule 10.1, which schedule shall be agreed upon by Buyer and Seller prior to the Closing, and (vi) such other orders from any applicable state agencies as Buyer may reasonably request.

                         ii. Buyer’s Deliveries. On the Closing Date, Buyer shall deliver to Seller (i) the Installment Note, (ii) the Note and the Security Agreement (and associated UCC-1 financing statements) and (iii) all of the documents, instruments and opinions required to be delivered by Buyer pursuant to Articles 5, 6 and 7.

                         iii. Further Assurances. On the Closing Date, Seller shall (i) deliver or cause to be delivered to Buyer such other bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form satisfactory to Buyer and its counsel,

Asset Purchase Agreement

as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Transferred Assets and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Transferred Assets. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Transferred Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Transferred Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly and to enter into appropriate arrangements to give Buyer the practical benefit of such items as if they had indeed actually been transferred or assigned as of the Closing.

          2.4 Taxes. Seller shall pay all federal, state, county or local taxes assessed against the Transferred Assets or incurred in connection with, or resulting from or attributable to, the transactions contemplated by this Agreement or its operation of the Business (including sales or similar taxes), which taxes shall be the sole responsibility and obligation of Seller.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF SELLER

          As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Seller represents and warrants to Buyer as follows:

          3.1 Organization. Seller is a corporation duly organized, validly existing and is in good standing under the laws of the State of North Carolina, and is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification and in which the ownership or leasing of the Transferred Assets or the conduct or nature of the Business requires such qualification, each of which jurisdictions is listed in Schedule 3.1. Seller has full corporate power and authority to own, lease or otherwise hold and to operate and use the Transferred Assets and to carry on the Business as now conducted.

          3.2 Taxes. Seller has and will timely file all required federal, state, county and local

Asset Purchase Agreement

income, excise, withholding, property, sales, use, franchise and other tax returns, declarations and reports which are required to be filed on or before the Closing, and has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable. All monies required to be withheld by Seller from employees of Seller for income taxes, social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Seller. The returns, declarations and reports referred to in the previous sentences of this Section 3.2 are or will be true and correct and reflect or will reflect accurately all taxable income or tax liabilities for the periods covered thereby. Seller has not received a notice that any examination of or proceeding with respect to any tax return or report has been scheduled or conducted. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of Seller.

          3.3 True Statements. To the best of Seller’s knowledge, neither this Agreement nor any other document or information to be furnished to Buyer by Seller pursuant hereto will contain any untrue statement of a material fact or omit to state a material fact necessary to make the factual statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          3.4 No Liens on Property. Except as listed on Schedule 3.4 of this Agreement, Seller has good, valid, unencumbered and complete fee simple title to all real and personal property of any kind or nature owned by it included in the Transferred Assets, free and clear of all liens, encumbrances, restrictions, charges, claims or other conditions affecting title, use or possession except for liens for nondeliquent ad valorem taxes. Upon delivery of the instruments of transfer by Seller to Buyer pursuant to this Agreement, good, valid, unencumbered and complete fee simple title to the Transferred Assets shall vest in Buyer.

          3.5 Compliance with Laws. Seller [i] has materially complied in all respects with all applicable laws, regulations, orders and other requirements of governmental authorities, [ii] is not subject to any judicial, governmental or administrative order, judgment or decree where the failure to comply would have a material adverse effect on the Transferred Assets or prevent the consummation of the transactions described herein including its operations, customers, suppliers, assets, business prospects or financial condition, and [iii] has no investigation, governmental or administrative proceeding or

Asset Purchase Agreement

other litigation of any kind or nature to which it may be a party pending or, to the best knowledge of Seller, threatened against it, and no facts, circumstances or conditions exist which might reasonably give rise to such claims, investigations, proceedings or litigation.

          3.6 Authority. Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller enforceable against it in accordance with its terms.

                The execution, delivery and performance of this Agreement by Seller, including, without limitation, the deliveries and other agreements of Seller contemplated hereby, have been duly authorized and approved by its board of directors and do not require any further authorization or consent of any third party except as set forth on Schedule 3.6. This Agreement is, and each other agreement or instrument of Seller contemplated hereby will be, the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

                Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or By-Laws of Seller, or any agreement, mortgage, debt instrument, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, law or regulation by which Seller is bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Transferred Assets.

          3.7 No Breach. To the best of Seller’s knowledge, neither the execution of this Agreement, nor the consummation of the transactions contemplated herein will constitute or cause a breach, default or violation of the articles of organization, operating agreement or other covenants or obligations binding upon Seller or affecting any of its properties, or cause a lien or other encumbrance to attach to any of Seller’s assets (including the Transferred Assets) or result in the acceleration of or the right to accelerate any obligation under or the termination of or the right to terminate any license, franchise, lease, permit, approval or agreement to which Seller is party or by which it is bound, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination, except for the consents or releases that will be obtained at or prior to Closing. At the Closing, there will be no restrictions upon vesting in Buyer good, valid and complete title to the Transferred Assets, free and clear of any and all liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer.

Asset Purchase Agreement

          3.8 Condition of Personal Property. The Equipment is in good operating condition, normal wear and tear excepted, and suitable for use as presently used. All such assets and their uses conform in all material respects to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, electrical, building, zoning, environmental and occupational safety and health requirements), and no notice of any violation of any of such matters relating to the Transferred Assets or their use has been received by Seller. All Equipment, except for those items listed on Schedule 3.8, are currently located on the Premises. The Transferred Assets constitute all of the assets used in and necessary for the operation of the Business as presently conducted (including any Equipment previously owned by any Affiliates of the Seller).

          3.9 Insurance Policies. To the best of Seller’s knowledge, all insurance premiums for insurance policies held by Seller for the benefit of the Business have been, and to the Closing Date will be, paid in full. All claims, if any, made against Seller which are covered by such policies have been, or are being settled or defended by the insurance companies that have issued such policies and no excess liability exists. Up to the Closing Date, Seller’s insurance coverage will be maintained in full force and effect and will not be canceled, modified or changed without the express written consent of Buyer.

          3.10 Broker. Seller has not retained any broker in connection with any transaction contemplated by this Agreement.

          3.11 Financial Statements. Seller has heretofore provided to Buyer with true and correct copies of (a) internally prepared monthly cost reports for the Business through the period ending December 31, 2007, and (b) internally prepared asset listings of the Transferred Assets as of December 31, 2007 (collectively, the “Financial Statements”). The Financial Statements, have been based on the books and records of the Company and prepared in conformity with GAAP and are correct and complete and present fairly in all material respects the assets, liabilities, financial position and results of operations of Seller as of their respective dates and for the respective periods covered thereby. The Financial Statements do not contain any material items of special, extraordinary or non-recurring income or expense except as specifically noted thereon. The Company has established and developed adequate internal controls to assure that the Financial Statements, and all subsequent Financial Statements, accurately and adequately represent the financial condition of the Company as of the requisite period.

Asset Purchase Agreement

          3.12 Operations Since December 31, 2007.

                    i. Since December 31, 2007, there has been (A) no material adverse change in the Transferred Assets (individually or in the aggregate) or the Business, and to the best knowledge of Seller, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future other than Buyer’s purchase and use of the Transferred Assets and (B) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect the Transferred Assets or the Business.

                    ii. Except as set forth on Schedule 3.12, since December 31, 2007, Seller has conducted the Business consistent with existing operating procedures and practices. Without limiting the generality of the foregoing, since December 31, 2007, Seller has not, with respect to the Business or Transferred Assets:

                   A. sold, leased, transferred or otherwise disposed of (except in the ordinary course of business), or mortgaged or pledged, or imposed or suffered to be imposed any lien, charge or encumbrance on, any of the Transferred Assets;

B. not maintained the Premises or failed to comply with building code, occupational health or safety, environmental or other rule or regulation;

C. made any change to its accounting practices, policies or procedures; or

D. made any agreements, written or oral, to perform any of the above, other than this Agreement.

          3.13 No Undisclosed Liabilities. Seller is not subject to any liability with respect to the Transferred Assets (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise.

          3.14 Governmental Permits, Licenses. The Licenses constitute all necessary governmental permits, licenses, franchises and authorizations to conduct the Business. The Licenses are listed on Schedule 3.14 and those which are not transferable are so designated in said schedule. The Licenses are in full force and effect and there are no defaults or breaches, or events which but for notice or lapse of time or both would constitute a breach or default under the Licenses. All Licenses are transferable without obtaining the consent of the issuing body,

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except as set forth on Schedule 3.14.

          3.15 Employee Relations. Except as set forth on Schedule 3.15, Seller is not a party and has never been a party to any collective bargaining agreement with respect to or binding on the Business. Seller has complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, employee documentation, immigration, discrimination in employment and collective bargaining and to the operation of the Business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. To the best of Seller’s knowledge, there has been no union organizing effort. Except as set forth on Schedule 3.15, to the best knowledge of Seller, (A) the Business is not involved in any transaction or other situation with any employee, officer, director (or equivalent official) or affiliate of Seller that may be generally characterized as a “conflict of interest”, including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Business, and (B) there are no situations with respect to the Business that involved or involves (i) the use of any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of The U.S. Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (iv) the receipt of any illegal discounts or rebates, or (v) any investigation by any other federal, foreign, state or local government agency or authority.

          3.16 Environmental Matters. Except as set forth on Schedule 3.16, Seller is conducting (and has conducted) the Business in compliance with all Environmental Legal Requirements (as defined below) and there is no pending or, to the best knowledge of Seller, threatened, civil or criminal litigation, notice of violation, notice as a “potentially responsible party” (as such term is defined under the United States Comprehensive Environmental Response, Compensation Liability Act, as amended) or lien, or administrative proceeding relating to Environmental Legal Requirements involving Seller relating to or affecting the Business or Transferred Assets. To the best of its knowledge, Seller has not, with respect to the Business, transported, either on-site or off-site, Hazardous Substances (as defined below) or arranged for the transportation of such Hazardous Substances to any location which is the subject of federal,

Asset Purchase Agreement

state or local enforcement actions, inquiries or other investigations. Seller has not, with respect to the Business or Transferred Assets, treated, stored in material violation of any applicable Environmental Legal Requirement, recycled or disposed of any Hazardous Substances on any property now or previously owned or leased by Seller, nor, to the best of Seller’s knowledge, has anyone else treated, stored in material violation of any applicable Environmental Legal Requirement, recycled or disposed of Hazardous Substances on any property now or previously owned or leased by Seller. The term “Environmental Legal Requirement” shall mean any applicable federal, state or local law, statute, rule, regulation or ordinance relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater or to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of solid or Hazardous Substances, to exposure to toxic or Hazardous Substances, to the handling, transportation, discharge or release of gaseous or liquid substances. The term “Hazardous Substance” shall mean any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any federal, state or local authority having jurisdiction over the Premises or its use.

          3.17 Supplies. The Supplies included in the Transferred Assets that relate to the Business currently is or are, as the case may be, (i) substantially equivalent in quality to the raw materials and supplies generally included in such inventory in the past; (ii) of good and merchantable quality and is or are currently usable in the ordinary course of business; and (iii) are priced and valued on the Financial Statements using GAAP with proper reserves for slow-moving and out-of-date raw materials and works-in-process.

          3.18 Customer Claims; Incentives.

                    i. Customer Claims. Schedule 3.18(i) sets forth all customer claims relating to defective or damaged products or services, including all product liability claims, for products manufactured, sold, distributed or serviced and delivered by the Business prior to the Closing Date (including, without limitation, products or services delivered or provided prior to the Closing Date pursuant to Contracts that extend past the Closing Date and are assumed by Buyer).

                    ii. Incentives. Except as set forth on Schedule 3.18(ii), there have been no unusual discounts or accelerations in connection with any customer of the Business.

Asset Purchase Agreement

          3.19 Benefit Plans and ERISA. Schedule 3.19 attached hereto sets forth a true and complete list of each “employee benefit plan” (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and any other written bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an “Employee Benefit Plan”, and collectively, the “Employee Benefit Plans”) that is currently in effect, was maintained since the inception of the Business or which has been approved before the date hereof but is not yet effective, for the benefit of employees of Seller working in the Business (collectively, “Business Employees”) or with respect to which Seller or any “ERISA Affiliate” (hereby defined to include any trade or business, whether or not incorporated, other than Seller, which has or had employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Internal Revenue Code of 1986 as amended (the “Code”) as employees of a single employer which includes Seller) has or has had any obligation on behalf of any Business Employee. Except as set forth in Schedule 3.19, each Employee Benefit Plan complies with the provisions of ERISA and the provisions of the Code, applicable to it.

          3.20 Survival of Representations and Warranties. All representations and warranties of the Seller shall be true, correct and complete as of the Closing Date and shall survive the Closing.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

          4.1 Organization. Buyer is a limited liability company duly organized, validly existing and is in good standing under the laws of the state of Delaware and authorized to transact business in the State of North Carolina.

          4.2 True Statements. To the best of Buyer’s knowledge, neither this Agreement nor any other document or information to be furnished to Seller by Buyer pursuant hereto will contain any untrue statement of a material fact or omit to state a material fact necessary to make the factual

Asset Purchase Agreement

statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          4.3 Authority. Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer and is enforceable against it in accordance with its terms.

          4.4 No Breach. To the best of Buyer’s knowledge, neither the execution of this Agreement, nor the consummation of the transactions contemplated herein will constitute or cause a breach, default or violation of any contracts, agreements, covenants not to compete or other obligations binding upon Buyer.

          4.5 Consents. No consents or approvals of any public body or authority and no consents or waivers from other parties to licenses, franchises, permits, indentures, agreements, covenants not to compete or other instruments are required for the lawful consummation of the transactions contemplated hereby.

          4.6 Broker. Buyer has not retained any broker in connection with any transaction contemplated by this Agreement.

          4.7 Financial Ability of Buyer. Buyer represents that it has the financial ability to consummate the transactions herein described and is able to complete same in accordance with terms herein expressed.

          4.8 Survival of Representations and Warranties. All representations and warranties of Buyer shall be true, correct and complete as of the Closing Date and shall survive the Closing.

ARTICLE 5: COVENANTS OF SELLER

          5.1 Conduct of Business. After the date hereof until the Closing, Seller shall carry on its Business in a good and diligent manner consistent with prior practice in the usual and ordinary course and shall use its best efforts to preserve its business organization intact and conserve the good will and relationships of its customers, suppliers and others having business relations with it and the services of all officers, employees, agents and representatives.

          5.2 Corporate Existence. After the date hereof until the Closing, Seller shall maintain its existence and good standing in the State of North Carolina and in each jurisdiction in which it is qualified to do business.

          5.3 Waiver of Rights. After the date hereof until the Closing, Seller shall not waive a

Asset Purchase Agreement

material right or cancel a material contract, debt or claim, or assume or enter into a material contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the usual and ordinary course of business.

          5.4 Defaults. After the date hereof until the Closing, Seller shall not do any act or omit any act or permit any omission to act, within its control, which will cause a breach or default in any material respect in any of its material contracts, commitments or obligations.

          5.5 Access. After the date hereof until the Closing, Seller shall on reasonable notice afford Buyer and its representatives full access during normal business hours throughout the period prior to the Closing to the Business office, properties and records including such access as may be necessary to allow Buyer at its expense to make an audit or otherwise attempt to satisfy itself on the accuracy of the representations and warranties contained in this Agreement and that the conditions and covenants contained in this Agreement have been satisfied or complied with, and shall furnish documents and all such other information concerning its properties and business as Buyer may reasonably request. However, any information obtained by Buyer shall remain confidential and shall not be shared with any other party except as necessary to complete the transactions contemplated by this Agreement. Should the transactions contemplated by this Agreement not close, then Buyer shall return any information regarding or in any way related to Seller’s business and shall not use any information obtained as such information is confidential and constitutes a trade secret as defined by North Carolina law.

          5.6 No Action. Seller shall not take any action or omit to take any action within the control of Seller to the extent such action or omission would result in any of the representations or warranties contained in this Agreement being inaccurate or incorrect in any material respect on and as of the date of Closing.

          5.7 Release of Liens. On or prior to the Closing, Seller shall cause Liens and encumbrances on the Transferred Assets, if any, to be released and terminated.

          5.8 Books and Records. At Closing, Seller shall deliver to Buyer the Business (as defined herein) books and records relating to the management and administrative operations of the Business.

          5.9 List of Seller’s Creditors. Seller shall prepare as soon as practicable after the date hereof, a list of Seller’s creditors and any updates thereto shall be made up through Closing. Such list shall be attached hereto as Schedule 5.9. Seller will pay all of such debts on or before Closing,

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provided that if Buyer gives advance written consent, Seller may pay certain debts in the ordinary course after the Closing.

          5.10 Consents and Approvals. Seller shall use its best efforts promptly to obtain all consents and amendments from parties to contracts, licenses, leases and other agreements of Seller and all consents, amendments or permits from governmental authorities which are required by the terms thereof, this Agreement or otherwise for the due and punctual consummation of the transactions contemplated by this Agreement. Seller shall also cooperate with and assist Buyer and its authorized representatives in order to provide an efficient transfer of the control and management of the Business and to avoid any undue interruption in the activities and operations of the Business following the Closing Date except for the transactions contemplated hereby.

          5.11 Updates. Until Closing, Buyer shall promptly notify in writing Seller, and Seller shall promptly notify in writing Buyer of any (i) event or condition which would render any representation or warranty set forth in Article 3 or 4 untrue or in breach or would cause any covenant in Article 5 to be unfulfilled or (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

          5.12 Update of Financial Information. Prior to the Closing, Seller shall provide to Buyer true and correct copies of unaudited Interim Statements of the kind contemplated in Section 3.11 for the Business for each month and three month period (together with year-to-date statements) beginning with the statements for the month ending March 31, 2008 and through the month preceding the Closing. The Interim Statements shall be prepared in conformity with GAAP (except for required and normal year-end adjustments) and present fairly in all material respects the assets, liabilities, financial position and results of operations of the Business and of each applicable entity as of their respective dates and for the respective periods covered thereby.

          5.13 Exclusive Dealing. Seller and its affiliates shall deal exclusively with Buyer with respect to the sale of the Business, Premises and Transferred Assets as contemplated hereunder and shall not solicit, encourage, entertain, conduct or participate in offers, inquiries or negotiations or provide or cause to be provided information to any prospective purchaser or its agents regarding any such possible transaction (nor shall Seller or any of its Affiliates authorize

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or permit any shareholder, director, officer, employee, attorney, accountant or other representative or agent to solicit, encourage, entertain, conduct or participate in offers or inquiries or provide or cause to be provided information to any prospective purchaser or its agents regarding any such possible transaction) with a view to an acquisition of all or substantially all of the Transferred Assets, or any joint venture or merger with Seller with respect to the sale of the Business, Premises and Transferred Assets or any interest therein.

          5.14 Other Agreements.

                    i. Pleat Supply Agreement. At Closing, Seller and Buyer shall enter into a Pleat Supply Agreement (the “Pleat Supply Agreement”) in the form of Exhibit 5.14(i) attached hereto and made a part hereof.

                    ii. Fiberglass Supply Agreement. At Closing, Seller and Parent shall enter into a Fiberglass Supply Agreement (the “Fiberglass Supply Agreement”) in the form of Exhibit 5.14(ii) attached hereto and made a part hereof.

                    iii. Lease Agreement. At Closing, Buyer shall enter into a Lease Agreement (the “Lease”) with Seller or Wal-Pat II, LLC, a North Carolina limited liability company (the current owner of the Premises) in the form of Exhibit 5.14(iii) attached hereto and made a part hereof. The Lease shall also contain an option to buy the Premises, during the term (including renewal terms) for the lesser of (a) the amount of the existing debt secured by the Premises as of the date hereof or (b) the amount of the existing debt secured by the Premises. At Closing or any time thereafter, Buyer may record a memorandum of Lease and/or Memorandum of Option to Buy (the “Recorded Memorandum”).

                    iv. Consignment Agreement. At Closing, Seller and Buyer shall enter into a Consignment Agreement (the “Consignment Agreement”) with regards to the resale of the inventory and finished goods of Seller in the form of Exhibit 5.14(iv) attached hereto and made a part hereof.

                    v. Transition Services. At Closing, Seller shall perform, for a period not to exceed 6 months at Buyer’s request various transitional services for the Business at a mutually agreed upon rate as set forth in a Transition Services Agreement (the “TSA”) in the form of Exhibit 5.14(v) attached hereto and made a part hereof.

          5.15 Seller’s Employees. On and as of the Closing Date, Seller will take all action

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necessary to terminate, or cause the termination of, the employees of the Business designated by Buyer and Seller shall pay such employees all payroll sums due to them, including any bonus and severance payments owed to such employees, on a single paycheck of Seller per employee through the close of business on the Closing Date or arising thereafter and shall indemnify, defend and hold harmless Buyer from and against all Buyer Indemnifiable Damages resulting or arising from such sums or from the termination of employment. Buyer may, commencing within ten (10) days prior to the Closing, offer employment to employees of the Business on terms and conditions effective on the Closing Date unilaterally offered by Buyer, which may be more or less favorable than those currently offered by Seller for its employees. Buyer intends to offer employment to substantially all of Seller’s employees, and subject to interviews, need assessments, background and other employment related checks.

          5.16 Customer Warranty Claims and Returns. Seller shall be responsible for customer claims relating to defective or damaged products or services, including all product liability claims, for products manufactured, sold, distributed or serviced and delivered by the Business prior to the Closing Date (including, without limitation, products or services delivered or provided prior to the Closing Date pursuant to Contracts that extend past the Closing Date and are assumed by Buyer). If a customer of the Business makes a claim or seeks a return within the warranty period applicable to such Product, and, in the judgment of Buyer, the claim or return is proper, Buyer shall give notice to Seller thereof and Buyer may at its election either (i) require Seller to honor such claim or (ii) act as Seller’s exclusive agent to replace or repair, as the case may be, the product at Buyer’s cost for material, direct labor and factory overhead plus a charge for profit of 10% of those amounts. Seller shall promptly reimburse Buyer for the costs of all such work performed by Buyer under clause (ii) thereof. Buyer shall use reasonable efforts, in appropriate circumstances, to preserve rights against and obtain reimbursement or credit from vendors to the Business in circumstances where a product or service warranty obligation gives rise to a right of recovery from such vendor.

ARTICLE 6: SELLER’S CONDITIONS PRECEDENT

          All of the following shall be conditions precedent to Seller’s obligations to consummate the transactions contemplated by the Agreement:

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          6.1 Accuracy of Representations and Warranties. The representations and warranties made by Buyer contained in this Agreement or in any written document delivered to Buyer pursuant hereto shall be accurate and correct in all respects on and as of the date when made, and on and as of the Closing Date as if made on and as of that date, and Seller shall have received a certificate dated the Closing Date signed by Buyer to the foregoing effect.

          6.2 Member Action. Buyer shall have taken all action necessary to approve the transactions contemplated by this Agreement, and Buyer shall have furnished Buyer with certified copies of the resolutions adopted by the Buyer in form and substance reasonably satisfactory to counsel for Seller, in connection with such transactions.

          6.3 Compliance. Buyer shall have complied in material respects with all of its obligations under this Agreement to have been complied with at or before Closing, and all of the covenants contained in this Agreement shall have been performed and the conditions satisfied, or have been waived.

          6.4 No Prohibition. There shall not be in effect any statute, rule or regulation which makes it illegal for Seller to consummate the transactions contemplated hereby, or any order, decree or judgment which enjoins Seller from consummating the transactions contemplated hereby.

          6.5 No Suit. No suit, action, or other proceeding shall be pending or, to Seller’s knowledge, threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.

          6.6 No Misstatement. To the best of Buyer’s knowledge, there shall not have been any material error, misstatement or omission in any document delivered by Buyer in connection herewith.

          6.7 Consents. Buyer shall have received the approval or consent of any person, entity, agency or authority which Seller or its legal counsel deems reasonably necessary for the consummation of the transactions contemplated by this Agreement.

          6.8 Delivery by Buyer at Closing. Buyer shall deliver to Seller the following at Closing:

                    (i) The Purchase Price evidenced by delivery of a duly executed Installment Note and Note;

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                    (ii) Executed Buyer’s corporate resolutions authorizing the purchase of the Transferred Assets;

                    (iii) Executed Buyer’s Officer’s Certificate pursuant to Section 6.1 of this Agreement; and

                    (iv) Such other documents, instruments or assignments as shall be reasonably requested by Seller and their counsel or required to be delivered by Buyer pursuant to this Agreement or in any other instrument or document delivered by any of the parties hereto pursuant to this Agreement.

                    (v) An executed Pleat Supply Agreement as set forth in Section 5.14(i) of this Agreement;

                    (vi) An executed Fiberglass Supply Agreement as set forth in Section 5.14(ii) of this Agreement;

                    (vii) An executed Lease as set forth in Section 5.14(iii) of this Agreement;

                    (viii) An executed Consignment Agreement as set forth in Section 5.14(iv) of this Agreement;

                    (ix) An executed TSA as set forth in Section 5.14(v) this Agreement;

                    (x) All of the documents and showings required to be delivered by (A) Seller at the Closing pursuant to Section 2.3 hereof, and (B) as contemplated in Article 5 hereof.

                    (xi) Such other documents, instruments or assignments as shall be reasonably requested by Buyer and its counsel or required to be delivered by Seller pursuant to this Agreement or in any other instrument or document delivered by any of the parties hereto pursuant to this Agreement.

ARTICLE 7: BUYER’S CONDITIONS PRECEDENT

          All of the following shall be conditions precedent to Buyer’s obligations to consummate the transactions contemplated by this Agreement:

          7.1 Accuracy of Representations and Warranties. The representations and warranties made by Seller contained in this Agreement or in any written document delivered to Buyer pursuant hereto shall be accurate and correct in all respects on and as of the date when made, and on and as of the Closing Date as if made on and as of that date, and Buyer shall have received a certificate dated the Closing Date signed by Seller to the foregoing effect.

          7.2 Corporate Action. Seller shall have taken all corporate action necessary to

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approve the transactions contemplated by this Agreement, and Seller shall have furnished Buyer with certified copies of the resolutions adopted by the Board of Directors of Seller in form and substance reasonably satisfactory to counsel for Buyer, in connection with such transactions.

          7.3 Compliance. Seller shall have complied in all material respects with all of its obligations under this Agreement to have been complied with at or before Closing, and all of the covenants contained in this Agreement shall have been performed and the conditions satisfied, or have been waived.

          7.4 No Prohibition. There shall not be in effect any statute, rule or regulation which makes it illegal for Buyer to consummate the transactions contemplated hereby or any order, decree or judgment which enjoins Buyer from consummating the transactions contemplated hereby.

          7.5 No Suit. No suit, action, or other proceeding shall be pending or, to Seller’s knowledge, threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.

          7.6 No Misstatement. To the best of Seller’s knowledge, there shall not have been any material error, misstatement or omission in any document delivered by Seller in connection herewith.

          7.7 Claims. No claim or action by any creditor of Seller with respect to the business shall be pending or, to Buyer’s knowledge, threatened, which claim or action seeks to obtain payments from Buyer as the transferee or seeks to enjoin or delay the consummation of the transactions contemplated herein.

          7.8 Releases. Seller shall have delivered to Buyer termination statements and all releases in proper and recordable form terminating all applicable security interests in the Transferred Assets.

          7.9 Consents. Buyer shall have received the approval or consent of any person, entity, agency or authority which Buyer or its legal counsel deems reasonably necessary for the consummation of the transactions contemplated by this Agreement, including but not limited to all environmental permits and consents.

          7.10 Material Adverse Change. During the period from the date hereof to the Closing there shall not have been any material adverse change as a result of any casualty or disaster, accident, labor dispute, exercise of the power of eminent domain or other governmental act, or any other event or

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circumstance.

          7.11 Certificate of Good Standing. As soon as possible following the execution of this Agreement, Seller shall furnish Buyer a certificate of good standing from the North Carolina Secretary of State’s office certifying that Seller is in good standing in the State of North Carolina.

          7.12 Delivery of Documents by Seller at Closing. Seller shall deliver to Buyer the following documents at Closing:

                    (i) An executed Bill of Sale, certificate(s) of title, consents and any other instrument of transfer or assignment as shall be reasonably requested by Buyer to confirm and vest in Buyer good, valid, complete, effective, rightful, indefeasible and marketable fee simple title to the Transferred Assets, free and clear of all claims, liens and encumbrances;

                    (ii) Executed Seller’s resolution authorizing the sale of the Transferred Assets;

                    (iii) Executed Seller’s Officer’s Certificate pursuant to Section 7.1 of this Agreement;

                    (iv) Seller’s Certificate of Good Standing certified from the North Carolina Secretary of State pursuant to Section 7.11 of this Agreement;

                    (v) UCC terminations for security interests on the Transferred Assets, if any, and written consent of those secured parties to file such terminations;

                    (vi) An executed Pleat Supply Agreement as set forth in Section 5.14(i) of this Agreement;

                    (vii) An executed Fiberglass Supply Agreement as set forth in Section 5.14(ii) of this Agreement;

                    (viii) An executed Lease as set forth in Section 5.14(iii) of this Agreement;

                    (ix) An executed Consignment Agreement as set forth in Section 5.14(iv) of this Agreement;

                    (x) An executed TSA as set forth in Section 5.14(v) this Agreement;

                    (xi) A satisfactory opinion from Colombo, Kitchin, Dunn, Ball and Porter, counsel to Seller, in form and substance reasonably satisfactory to counsel to Buyer;

                    (xii) All of the documents and showings required to be delivered by (A) Seller at the Closing pursuant to Section 2.3 hereof, and (B) as contemplated in Article 5 hereof; and

                    (xiii) Such other documents, instruments or assignments as shall be reasonably requested by Buyer and its counsel or required to be delivered by Seller pursuant to this Agreement or in

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any other instrument or document delivered by any of the parties hereto pursuant to this Agreement.

ARTICLE 8: TERMINATION

          8.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                    i. By the mutual written consent of Buyer and Seller;

                    ii. By Buyer upon the material breach by Seller of any of their covenants or agreements or representations or warranties contained in Article 3 or Article 5 and such breach is not cured within fifteen (15) days after written notice by Buyer to Seller specifying with reasonable particularity the breach;

                    iii. By Seller upon the material breach by Buyer of any of its covenants, agreements, representations or warranties contained in Article 4 or Article 5 and such breach is not cured within fifteen (15) days after written notice by Seller to Buyer specifying with reasonable particularity the breach;

                    iv. By Buyer, if any of the conditions set forth in Article 7 of this Agreement have not been satisfied on or before April 30, 2008, and such condition or conditions have not been waived in writing by Buyer; and

                    v. By Seller, if any of the conditions set forth in Article 6 of this Agreement have not been satisfied on or before April 30, 2008, and such condition or conditions have not been waived in writing by Seller.

          8.2 Remedies.

                    i. By Seller. In the event of the existence of Seller’s right to terminate pursuant to Section 8.1 (iii) or (v) hereof, Seller may at its sole election (A) waive such right and close (without waiving its rights to recover damages pursuant to Article 9), (B) terminate the Agreement and/or (C) seek all remedies entitled by law.

                    ii. By Buyer. If Buyer terminates this Agreement pursuant to Sections 8.1(ii) or 8.1(iv), Buyer shall at its election either (A) waive such right and close (without waiving its rights to recover damages pursuant to Article 9), (B) terminate the Agreement and/or (C) seek all remedies entitled by law including the remedy of specific performance, it being acknowledged that the Transferred Assets, Premises and the Business are unique and monetary damages would

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not be wholly adequate.

                    iii. Other. In the event that this Agreement shall be terminated pursuant to Section 8.1(i), all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

          8.3 Risk of Loss. The risk of any loss to the Transferred Assets (including the right to use the Premises) and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of Seller and its shareholders until the completion of the Closing. If any material part of such properties shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, Buyer shall have the right and option:

                    i. to terminate this Agreement, without liability to Seller;

                    ii. delay the Closing for a period up to ninety (90) days (notwithstanding anything contained in Section 8.1(v) to the contrary) while the damaged or destroyed property is being replaced or repaired; or

                    iii. to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by Seller of any representation, warranty or covenant in this Agreement, and Buyer shall be entitled to receive and retain the insurance proceeds arising from such casualty.

ARTICLE 9: INDEMNIFICATION

          9.1 Indemnification by Seller. From and after the Closing, Seller shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, managers and members from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment of any kind or character, arising out of or in any manner incident, relating to or attributable to [i] any inaccuracy in any representation or breach of warranty of Seller contained in Article 3 of this Agreement or in any certificate, instrument of transfer or other document or agreement executed by Seller in connection with this Agreement or otherwise made or given pursuant to the provisions of this Agreement; [ii] any failure by Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by Seller under this Agreement or under any certificates or other documents or agreements executed by Seller in connection with this Agreement;

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[iii] the activities of, and products and services sold, provided or performed by, Seller prior to the Closing; [iv] any liabilities or obligations of Seller (including liabilities or obligations of the Business); [v] any liabilities imposed on Buyer as the transferee, or related to the transfer, of the Transferred Assets; and [vi] any liabilities imposed on Buyer that relate to claims made against Buyer by Seller’s creditors.

          9.2 Indemnification by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment of any kind or character, arising out of or in any manner incident, relating to or attributable to (i) any inaccuracy in any representation or breach of warranty of Buyer contained in Article 4 of this Agreement or in any certificate, or other document or agreement executed by Buyer in connection with this Agreement or otherwise made or given pursuant to the provisions of this Agreement; (ii) any failure by Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by Buyer in connection with this Agreement; and (iii) the activities of, and products and services sold, provided or performed by, Buyer after the Closing.

          9.3 Defense. If any of the matters as to which a party may be entitled to receive indemnification under Section 9.1 or 9.2 may entail litigation with parties other than the indemnified party, the indemnifying party shall be given prompt notice thereof, such party shall promptly appoint counsel to defend such claim and cooperate with and assist the indemnified party in any such contest. Notwithstanding the foregoing, the indemnifying party’s authority to determine all matters in connection with any such litigation or prospective litigation including, without limitation, all matters as to the defense and settlement thereof, shall be subject to the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not promptly defend such claim as hereinabove described, the indemnified party may appoint counsel to defend and thereafter control the defense of such litigation.

          9.4 Expenses. In connection with any pending or threatened litigation commenced by a third party where the indemnified party is entitled to control the defense of such litigation as provided in this Article 9, the indemnifying party shall promptly pay or reimburse the indemnified party on a current basis for all expenses incurred in connection with such matter (including reasonable attorneys’ fees) upon presentation of itemized bills therefore.

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ARTICLE 10: ADDITIONAL COVENANTS

          10.1 Allocation of Purchase Price. Seller and Buyer shall fully comply with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, including, but not limited to, filing Form 8594 with its federal income tax return for the taxable year that includes the Closing Date. Seller and Buyer shall use in such form the allocation of the Purchase Price among the Transferred Assets set forth in Schedule 10.1 attached hereto. Buyer and Seller covenant and warrant to the other that, as it relates to the Transferred Assets, [i] in any tax return hereafter filed by it or any of its affiliates or any of their respective successors or assigns and in the Form 8594 filed by it or any of its affiliates or any of their respective successors or assigns as is required to be filed by Section 1060 of the Code, each of the foregoing shall treat the allocation of the Purchase Price consistently with the allocation set forth in Schedule 10.1, and [ii] the allocation set forth in Schedule 10.1 and Form 8594 constitutes the entire allocation of Purchase Price agreed upon by Seller and Buyer, bargained for at arms-length and in good faith and [iii] neither Seller nor Buyer upon a tax examination shall claim or assert an allocation of the Purchase Price inconsistent with that set forth in Schedule 10.1 or Form 8594.

          10.2 Records and Documents. After Closing, Seller shall grant to Buyer and its representatives, at Buyer’s request, access to and the right to make copies of such other records and documents, possession of which is retained by Seller, for a period of three (3) years following the Closing as may be necessary or useful in connection with Buyer’s conduct of the business after the Closing.

          10.3 Insurance Policies. Seller shall retain responsibility for all claims arising out of facts or circumstances occurring on or before the Closing Date under any of its insurance policies.

          10.4 Confidentiality. Buyer agrees to treat all information concerning Seller furnished, or to be furnished, by or on behalf of Seller in accordance with the provisions of this paragraph (collectively, the “Information”) as strictly confidential, and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the acquisition, and will be kept confidential by Buyer, and its employees, representatives, agents, and advisors, provided that: (i) any such Information may be disclosed to Buyer’s employees, representatives, agents, and advisors who need to know such Information for the purpose of evaluating the acquisition, (ii) any disclosure of such Information may be made if Seller consents in writing; and (iii) such Information may be disclosed if so required by law. If the acquisition is not

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consummated, Buyer will return to Seller all materials containing or reflecting the Information and will not retain any copies, extracts, or other reproductions thereof. The provisions of this Section 10.4 shall survive Closing.

          10.5 Public Disclosure. Before the Closing, neither Buyer nor Seller shall make any public release of information regarding the matters contemplated herein except: (i) that a joint press release in agreed form may be issued by Buyer and Seller as promptly as is practicable, after the execution of this Agreement, (ii) that Buyer and Seller may, each, continue such communications with employees, customers, suppliers, lenders, lessors, and other particular groups as may be legally required or appropriate, and not inconsistent with the best interests of the other party of the prompt consummation of the transactions contemplated by this Agreement; and (iii) as required by law. After the Closing, Seller shall make such statements about the transfer of the Transferred Assets as has been previously approved in writing by Buyer.

ARTICLE 11: GENERAL

          11.1 Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of North Carolina.

          11.2 Survival. The representations, warranties and other agreements herein contained shall survive the Closing.

          11.3 Complete Agreement. This Agreement (which term, as used in this Agreement, includes the schedules and exhibits referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or in any certificate, instrument of transfer or other document or agreement executed in connection with this Agreement or otherwise made or given pursuant to the provisions of this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party’s knowledge of breach or inaccuracy in any representation or warranty contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of a provision of this Agreement shall

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be deemed or shall constitute a waiver of any provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

          11.4 Binding Effect. All of the terms and provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors, assigns. The rights and obligations provided by this Agreement shall not be assignable, except by the mutual written consent of Buyer and Seller. Except as expressly provided herein, nothing herein is intended to confer upon any person other than the parties and their successors, any rights or remedies or by reason of this Agreement.

          11.5 Exhibits and Schedules. Each Exhibit and schedule shall be deemed an integral part of this Agreement.

          11.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          11.7 Mediation and Arbitration. Any differences between the parties as to their several rights or obligations under this Agreement not settled by mutual agreement after thorough discussion shall be submitted for mediation. The mediator shall be knowledgeable of the subject matter of the dispute and shall be agreed upon by the parties. The disputing parties shall share equally the cost of the mediator. If the parties cannot agree upon a mediator or if the dispute cannot be resolved by mediation, it shall be settled by arbitration. The arbitration committee shall consist of one party selected by each of the Buyer and Seller, and the two so selected shall select one more to create a three member panel. The decision of this group shall be binding. Each party shall pay for the arbitrator it selected as well as one half of the costs of the third arbitrator selected. All arbitrators shall be residents of the State of North Carolina. Unless otherwise agreed, the rules of arbitration shall be as set forth in North Carolina General Statutes Section 1-569.1 et seq., as amended (the “Revised Uniform Arbitration Act”). The mediation and/or arbitration shall take place in Pitt County, North Carolina. Any demand for mediation or arbitration must be made during the period of any applicable statute of limitations.

          11.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or mailed by certified or registered mail with postage

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prepaid or shipped and receipted by express courier service charges prepaid by shipper addressed as follows (or to such other address as may be designated by notice given pursuant hereto):

If to Buyer, to:	James M. Leonard CEO Superior Fibers, LLC P.O. Box 89 Bremen, OH 43107 jmleonard@superiorfibers.com Telephone (740) 569-4175 Fax (740) 569-4632

with a copy to:	Richard Ricketts Ricketts Co. LPA 50 Hill Road South Pickerington, Ohio 43147 Telephone: (614) 834-8225 Facsimile: (614) 834-8238 rtr@ricketts-law.com

If to Seller, to:	Flanders/Precisionaire Corp. 531 Flanders Filter Road Washington, North Carolina 27889 Attn: Harry L. Smith, Jr. Telephone (252) 946-8081 Fax (252) 946-4738

with a copy to:	Colombo, Kitchin, Dunn, Ball & Porter, LLP 1698 E. Arlington Blvd. Greenville, North Carolina 27858 Attn: Christian E. Porter Telephone (252) 321-2020 Fax (252) 353-1096

          11.9 Further Action. The parties hereto shall, at any time from time to time, after the date hereof, upon request of any other party hereto, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, agreements assurances and powers of attorney as may be reasonably required to carry out the transactions herein contemplated.

          11.10 Time of Essence. Time is of the essence of this Agreement.

          11.11 Waivers. Any term or provision of this Agreement may be waived, or the time

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for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          11.12 Expenses. All of the expenses incurred by Buyer in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Buyer, shall be paid by Buyer. All expenses incurred by Seller in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein and the consummation of the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants, shall be paid by Seller.

          11.13 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

[Signature Page Follows]

Asset Purchase Agreement

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

SELLER:

Flanders/Precisionaire Corp.

By:			(SEAL)

	Name:	Harry Leo Smith
	Title:	COO

Precisionaire, Inc.

By:			(SEAL)

	Name:	Harry Leo Smith
	Title:	COO

BUYER:

Superior Media, LLC

By:			(SEAL)

	Name:	J. Michael Leonard
	Title:	CEO

The undersigned party hereby joins this Agreement to the extent required to properly convey any and all interest they may have in the Transferred Assets:

Flanders Corporation

By:			(SEAL)

	Name:	Harry Leo Smith
	Title:	COO

Exhibit 2.2(iii)(A)(1)

Form of Note